Exhibit 27(e)

Application for Flexible Premium Variable Life Insurance Policy

TFLIC HOME OFFICE:

[4 MANHATTANVILLE ROAD] [PURCHASE, NEW YORK 10577]

TFLIC ADMINISTRATIVE OFFICE

MAILING ADDRESS:

[P.O. BOX 5068]

[CLEARWATER, FLORIDA 33758-5068]

TFLIC ADMINISTRATIVE OFFICE

STREET ADDRESS:

[570 CARILLON PARKWAY] [ST. PETERSBURG, FLORIDA 33716]

1-800-322-7353

Application for Life Insurance

Agent Name: Agent Number: Broker/Dealer:

Agent Comments

DO:

3 Complete the entire application (front and back).

3 Print application in black ink.

3 Have applicant initial all changes.

3 Obtain all required signatures.

3 Complete and sign the Agent’s Report.

3 Include certification if a trust is owner of the policy.

3 Section 5 and 6 Page 2 & Section 12, Page 3: If additional space is required, firmly attach a separate page.

DO NOT:

3 Use pencil or whiteout.

3 Accept or send money on applications that total more than $1,000,000.00

3 Submit an agent check as the initial premium.

3 Submit starter checks or deposit slips for electronic (bank draft) withdrawals.

U000292 NY

This page intentionally left blank

[TFLIC FREEDOM ELITE BUILDER II]
LIFE APPLICATION - PART 1
TFLIC Transamerica Financial Life Insurance Company, Home Office: [4 Manhattanville Road, Purchase, NY 10577]
Administrative Office: [P.O. Box 5068, Clearwater, FL 33758-5068]

SECTION 1. PROPOSED PRIMARY INSURED/OWNER **Specified Amount**__________________
If Proposed Contingent Owner is named, please use additional information pages.

1. Last Name | First Name | M.I.
2. Address | Apt# | City
State | Zip Code | 3. Years at Address | 4. Home Phone ( ) | 5. Driver License Number | State
6. Sex ☐ Male ☐ Female | 7. Date of Birth MM-DD-YYYY | 8. Age | 9. Place of Birth – State/Country | 10. Social Security Number
11. Height ft in | 12. Weight lbs | 13. Marital Status | 14. Employer | Years
15. Occupation & Duties
16. Employer's Address

17. Have you used **TOBACCO** or any other product containing **NICOTINE** in the last 5 years? ☐ Yes ☐ No Date last used________
18. Rate Class Quoted: ☐ Preferred Elite ☐ Preferred Plus ☐ Preferred ☐ Non-Tobacco ☐ Preferred Tobacco ☐ Tobacco ☐ Juvenile

SECTION 2. PROPOSED OTHER INSURED
If more than one Other Insured, please use additional information pages. **Face Amount** __________________
We will allow the OIR death benefit recipient to be a choice of: ☐ Owner ☐ Primary Insured ☐ Same beneficiary as the base policy

1. Last Name | First Name | M.I.
2. Address | Apt# | City
State | Zip Code | 3. Years at Address | 4. Home Phone ( ) | 5. Driver License Number | State
6. Sex ☐ Male ☐ Female | 7. Date of Birth MM-DD-YYYY | 8. Age | 9. Place of Birth – State/Country | 10. Social Security Number
11. Height ft in | 12. Weight lbs | 13. Marital Status | 14. Relationship to Proposed Insured | 15. Employer | Years
16. Occupation & Duties
17. Employer's Address

18. Have you used **TOBACCO** or any other product containing **NICOTINE** in the last 5 years? ☐ Yes ☐ No Date last used________
19. Rate Class Quoted: ☐ Preferred Elite ☐ Preferred Plus ☐ Preferred ☐ Non-Tobacco ☐ Preferred Tobacco ☐ Tobacco ☐ Juvenile

SECTION 3. APPLICANT/OWNER IF OTHER THAN THE PROPOSED PRIMARY INSURED
If ownership is corporation, partnership or institutional body, please complete the Entity Certification of Authority Form. If ownership is a trust, please complete the Trustee Certification Trust Form.

1. Last Name | First Name | M.I.
2. Address | Apt# | City
State | Zip Code | 3. Home Phone ( ) | 4. Social Security Number / Tax ID #
5. Sex ☐ Male ☐ Female | 6. Date of Birth/Trust Date MM-DD-YYYY | 7. Relationship to the Proposed Primary Insured:

SECTION 4. CHILDREN'S INSURANCE RIDER **Face Amount** __________________

Name	Relationship	Date of Birth	Height	Weight
		MM-DD-YYYY	ft in	lbs
		MM-DD-YYYY	ft in	lbs
		MM-DD-YYYY	ft in	lbs

Are all children listed? ☐ Yes ☐ No Are children living with proposed primary insured? ☐ Yes ☐ No

If not, explain why:____

U000292 NY 1

SECTION 5. PRIMARY BENEFICIARY – If percentage shares are not listed below, they will be divided equally among the beneficiaries.

Name	Percent	Relationship	Social Security Number/Tax ID#
			- -
			- -
			- -
Total	1 0 0		

SECTION 6. CONTINGENT BENEFICIARY – If percentage shares are not listed below, they will be divided equally among the beneficiaries.

Name	Percent	Relationship	Social Security Number/Tax ID#
			- -
			- -
			- -
Total	1 0 0		

SECTION 7. DEATH BENEFIT OPTION

☐ A) Level Benefit ☐ B) Increasing Benefit ☐ C) Option B To Age 70 Then Grading to Option A

SECTION 8. LIFE INSURANCE COMPLIANCE TEST (Only Choose One)

☐ Cash Value Accumulation Test (CVAT) ☐ Guideline Premium Test

SECTION 9. ADDITIONAL BENEFITS–PRIMARY INSURED ONLY

☐ Primary Insured Rider Plus .... $ ___ , ___ . ___
☐ Inflation Fighter Rider (with Level Premium)
☐ Disability Waiver of Monthly Deductions Rider
☐ Disability Waiver of Premium Rider
☐ Accidental Death Benefit Rider.. $ ___ , ___ . ___

SECTION 10. PREMIUMS PAYABLE

Initial Premium $ ___ , ___ . ___ Planned Periodic Premium $ ___ , ___ . ___
☐ Electronic (bank draft) _______ Draft Date (1st thru 27th)
☐ Direct Bill
☐ Single Premium ☐ Annual ☐ Semi-annual ☐ Quarterly ☐ Monthly ☐ Other ____________________

SECTION 11. OTHER INSURANCE IN FORCE FOR ALL PROPOSED INSUREDS

Does the proposed insured have existing life insurance policies or annuity contracts? ☐ Yes ☐ No

Proposed Insured Name	Company	Amount of insurance	Year issued	Replacement?
				Yes No
				Yes No
				Yes No

IS THIS INTENDED TO BE A 1035 EXCHANGE? ☐ Yes ☐ No

Anticipated Cash Value Transfer $ ___ , ___ . ___

1) Has any proposed insured ever had life, disability or health insurance declined, rated, modified, issued with an exclusion rider, canceled, or not renewed? If yes, please explain in REMARKS. ☐ Yes ☐ No

2) Will the insurance applied for on any proposed insured discontinue, replace or change any existing life or annuity policy? ☐ Yes ☐ No
If yes, complete replacement forms, if appropriate.

3) Is there an application for life, accident or sickness insurance now pending or contemplated on any proposed insured in this or any other company? If yes, give details in Agent's Report, Question 3. ☐ Yes ☐ No

U000292 NY 2

LIFE APPLICATION

SECTION 12. PERSONAL FINANCIAL STATEMENT FOR PROPOSED PRIMARY INSURED

A) Gross Income Current Yr $ ___ , ___ , ___

B) Gross Income Previous Yr $ ___ , ___ , ___

C) Source of Funds ☐ Employment ☐ Retirement ☐ Inheritance ☐ 1035 Exchange ☐ Other______________

D) Current Net Worth $ ___ , ___ , ___

For over $1 million applied coverage complete a separate Financial Questionnaire.

SECTION 13. MEDICAL QUESTIONS – Each question must be individually asked and answered for each proposed insured.

Give the details to "No" answers for medical questions section 13A and "Yes" answers to question 13B-E below: Identify question number; state signs, symptoms and diagnosis of each illness or injury. List the details and results of any treatment. List the name, full address and dates of each health care provider consulted.

A) For the last 180 days has the Primary Proposed Insured been actively at work, on a full time basis, at their usual place of business or employment? ☐Yes ☐No

B) To the best of your knowledge, has any Proposed Insured within the last 10 years had or been told by a member of the medical profession that he or she had, or has been treated for:

1) Heart murmur, high blood pressure, chest pain, heart attack, stroke, or other disorder of the heart or circulatory system? ☐Yes ☐No

2) Asthma, Emphysema, Chronic Bronchitis, Tuberculosis, or any other Respiratory disorder; colitis, ulcer or any other gastrointestinal disorder; jaundice, hepatitis, liver or kidney disorder? ☐Yes ☐No

3) Cancer, tumor, polyp, breast, prostate or any other reproductive disorder; or any thyroid or endocrine disorder? ☐Yes ☐No

4) Brain, mental, anxiety, depression, suicide attempt, or seizure disorder; or any paralysis? ☐Yes ☐No

5) Diabetes, anemia, or any disorder of the blood; sugar, protein, or blood in the urine? ☐Yes ☐No

C) To the best of your knowledge, has any Proposed Insured within the last 10 years:

1) Used amphetamines, heroin, cocaine, marijuana, or any other illegal or controlled substance except as prescribed by a physician? ☐Yes ☐No

2) Sought or been advised to seek treatment, limit or discontinue use of alcohol? ☐Yes ☐No

3) Been on or are now on prescribed medication or prescribed diet? ☐Yes ☐No

4) Had or been advised to have any hospitalization, surgery, or any diagnostic test including, but not limited to, electrocardiograms, blood studies, scans, MRI's or other test? ☐Yes ☐No

5) Had an examination, treatment or consultation with a doctor or health care provider other than above? ☐Yes ☐No

D) Within the last 10 years, has any Proposed Insured been diagnosed or treated by a member of the medical profession as having AIDS (Acquired Immune Deficiency Syndrome) or ARC (AIDS Related Complex)? ☐Yes ☐No

E) Has any proposed insured had a parent, brother or sister who has/had coronary artery death or disease prior to age 60? ☐Yes ☐No

SECTION 14. DETAILS (If additional space is needed, attach an additional sheet of paper.)

Question #	Proposed Insured's Name	Date, Diagnosis, Treatment, Results, and Duration	Name, Address and Phone # of Attending Doctor and Hospital

SECTION 15. RESIDENCY – Each question must be individually asked and answered for each proposed insured.

A) Any Proposed Insured is a citizen of ☐ USA ☐ Other Country ________________ Type of VISA________________

B) How many years has the proposed insured resided in the USA?_____________

C) Does any proposed insured travel outside the USA? ☐ Yes ☐ No

If yes, provide details: include destination, number of trips, duration of each trip, purpose of trip, plans for the next year.

U000292 NY 3

LIFE APPLICATION-PART 2

SECTION 16. DRIVING RECORD – This question must be individually asked and answered for each proposed insured.

A) Has any Proposed Insured had their driver's license suspended, restricted, revoked, or been cited for a moving violation in the last 5 years? ☐ Yes ☐ No If yes, give reason:

B) Has any Proposed Insured in the last ten years been convicted of a misdemeanor (other than a minor traffic violation) or felony? ☐ Yes ☐ No If yes, give reason:

SECTION 17. SPECIAL ACTIVITIES – Each question must be individually asked and answered for each proposed insured.

A) Except as a passenger on a regularly scheduled flight, has any proposed insured flown within the past 2 years, or does any proposed insured have plans to fly in the future? If yes, complete the Aviation Questionnaire. ☐ Yes ☐ No

B) In the past 2 years has any proposed insured participated in organized racing (automobile, motorcycle, or boat), underwater or sky diving, hang gliding, mountain or rock climbing? If yes, complete the Hazardous Sports Questionnaire. ☐ Yes ☐ No

SECTION 18. SUITABILITY FOR VARIABLE LIFE INSURANCE POLICY

A) Have you, the Proposed Primary Insured, and Applicant/Owner, if other than the Proposed Primary Insured, received the current Prospectus for the policy? ☐ Yes ☐ No

B) **Do you understand that the Death Benefit may be variable or fixed under specified conditions?** ☐ Yes ☐ No

C) **DO YOU UNDERSTAND THAT UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS), THE ENTIRE AMOUNT OF THE POLICY CASH VALUE MAY INCREASE OR DECREASE DEPENDING UPON THE INVESTMENT EXPERIENCE?** ☐ Yes ☐ No

D) **DO YOU UNDERSTAND THAT YOU MAY RECEIVE AN ILLUSTRATION OF BENEFITS, INCLUDING DEATH BENEFITS, POLICY VALUES AND CASH SURRENDER VALUES IN A FORM AND CONTENT ACCEPTABLE TO THE SUPERINTENDENT OF INSURANCE UPON REQUEST?** ☐ Yes ☐ No

E) With this in mind, is the policy in accordance with your insurance objectives and your anticipated financial needs? ☐ Yes ☐ No

F) Would you like to receive a statement of additional information? ☐ Yes ☐ No

SECTION 19. SUBACCOUNT ALLOCATIONS

USE SUBACCOUNT ALLOCATIONS FORM

SECTION 20. TO BE COMPLETED BY APPLICANT/OWNER

Transfer Authorization: (See Prospectus for transfer procedures.)

Your policy applied for, if issued, will automatically receive transfer privileges described in the applicable prospectus unless declined below. These privileges allow the Owner to give the registered representative/agent of record for this policy authority to make transfers and to change the allocation of future payments among the Subaccounts and the Fixed Account on the Owner's behalf according to the Owner's instructions.

☐ I do NOT want transfer privileges.

Transamerica Financial Life Insurance Company will not be liable for complying with transfer instructions it reasonably believes to be authentic, nor for any loss, damage, costs or expense in acting on such instructions, and Policyowners will bear the risk of any such loss. Transamerica Financial Life Insurance Company will employ reasonable procedures to confirm that transfer instructions are genuine. If Transamerica Financial Life Insurance Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions. These procedures include but are not limited to requiring forms of personal identification prior to acting upon such transfer instruction and providing written confirmation of such transactions to the owner.

SECTION 21. TAXPAYER IDENTIFICATION AND BACKUP WITHHOLDING CERTIFICATION

Under penalties of perjury, each of the undersigned hereby certifies (1) that the Social Security or Taxpayer Identification Number set forth on this application is correct and (2) that I am currently not subject to backup withholding. [Cross out (2) if not correct.] The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

SECTION 22. OTHER INSURANCE–TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE

1. Will the policy applied for discontinue, replace or change any existing life insurance policy or annuity? ☐ Yes ☐ No
2. If replacement of existing insurance is involved, have you complied with all state requirements, including any Disclosure and Comparison Statements? ☐ Yes ☐ No ☐ N/A
   If "No," explain ____________
3. Did you present and leave the applicant/owner approved sales material? ☐ Yes ☐ No

U000292 NY 4

LIFE APPLICATION

SECTION 23. ACKNOWLEDGMENT OF APPLICANT AND PROPOSED INSURED

Each of the undersigned hereby certifies and represents as follows:

The statements and answers given on this application are true and correct to the best of my/our knowledge and belief. It is agreed that this application will be attached to and made a part of the policy. I acknowledge and agree (a) that this application and any amendments shall be the basis for any insurance issued; (b) that the agent does not have the authority to waive any question on this application, to decide if insurance will be issued, or to modify any term or provision of any insurance which may be issued based on this application, only a writing signed by an officer of the Company can change the terms of this application or the terms of any insurance issued by the Company; (c) no policy applied for shall take effect until all of the following conditions have been met: (1) the first full premium must be received by the Company; (2) during the lifetime of any proposed insured, the proposed owner must have personally received and accepted the policy which was applied for and all answers on this application must be true and correct on the date such policy is received and accepted; and (3) on the date of the later of either (1) or (2) above, all of the statements and answers given in this application must be true and complete, and there must have been no change in the insurability of any proposed insured. Unless otherwise stated the undersigned applicant is the premium payor and owner of the policy applied for.

I authorize Medical Information Bureau, Inc., my employer or former employer, any consumer reporting agency or governmental agency, or any insurer, or reinsurer to provide medical information about me and/or information regarding my past and present employment, credit worthiness, credit standing, credit capacity, character, general reputation, personal characteristics and mode of living to Transamerica Financial Life Insurance Company, its representative or its reinsurers. I understand that this information is to be used by the Company to determine eligibility for insurance and/or eligibility for benefits under an existing policy. This authorization will expire 24 months from the date signed. A copy of this authorization shall be as valid as the original. Either my authorized representative or I may receive a copy of the authorization upon request.

The Company shall have sixty days from the date hereof within which to consider and act on this application and if within such period a policy has not been received by the applicant or if notice of approval or rejection has not been given, then this application shall be deemed to have been declined by the Company.

I acknowledge receipt of the (1) Notice to Persons Applying for Insurance Regarding Investigative Report, (2) Notice of Disclosure of Information, and (3) Notice of Insurance Information Practices.

I understand that any omissions or misstatements in this application could cause an otherwise valid claim to be denied under any insurance issued from this application.

Signed at                           on              M M –              D D –              Y Y Y Y

(city) (state) (date)

                          Signature of Proposed Primary Insured/Owner Print Agent Name (Child over age 15 must sign)

                          Signature of parent or legal guardian for insured(s) 15 and under Agent #

                          Signature of Proposed Other Insured Agent State License #

                          Signature of Applicant/Owner if other than the Proposed Signature of Agent/Licensed Rep.

Primary Insured (If business insurance, show title of officer and name of firm. If trust, show trustee’s name)

U000292 NY 5

This page intentionally left blank

TFLIC

CONDITIONAL RECEIPT

(Detach and leave with applicant if money is submitted with application. If within the past 12 months any proposed insured has been treated for or experienced heart trouble, stroke or cancer, no payment may be accepted with the application.)

PLEASE READ THIS CAREFULLY

Make all checks payable to the Company. Do not make checks payable to the agent or leave the payee blank or you may jeopardize the insurance for which you have applied.

Received from             , the sum of $             for the insurance application dated             , with              as the proposed insured(s). The policy you applied for will not become effective unless and until a policy contract is delivered to you and all other conditions of coverage are met. However, subject to the conditions and limitations of this Receipt, conditional insurance under the terms of the policy applied for may become effective as of the later of (1) the date of application and (2) the date of the last medical examination, tests, and other screenings required by the Company, if any (the “Effective Date”). Such conditional insurance will take effect as of the Effective Date, so long as all of the following requirements are met:

1. Each person proposed to be insured is found to have been insurable as of the Effective Date, exactly as applied for in accordance with the Company’s underwriting rules and standards, without any modifications as to plan, amount, or premium rate;

2. As of the Effective Date, all statements and answers given in the application must be true;

3. The payment made with the application must not be less than the full initial premium for the mode of payment chosen in the application and must be received at our Administrative Office within the lifetime of the proposed insured;

4. All medical examinations, tests, and other screenings required of the proposed insured by the Company are completed and the results received at our Administrative Office within 60 days of the date the application was completed; and

5. All parts of the application, any supplemental application, questionnaires, addendum and/or amendment to the application are signed and received at our Administrative Office.

Any conditional coverage provided by this Receipt will terminate on the earliest of: (a) 60 days from the date the application was signed; (b) the date the Company either mails notice to the applicant of the rejection of the application and/or mails a refund of any amounts paid with the application; (c) when the insurance applied for goes into effect under the terms of the policy applied for; or (d) the date the Company offers to provide insurance on terms that differ from the insurance for which you have applied.

The aggregate amount of conditional coverage provided under this Receipt, if any, and any other conditional receipt issued by the Company shall be limited to the lesser of the amount(s) applied for or $500,000 of life insurance. There is no conditional coverage for riders or any additional benefits, if any, for which you have applied.

If one or more of this Receipt’s conditions have not been met exactly, or if a proposed insured dies by suicide, the Company will not be liable except to return any payment made with the application.

If the Company does not approve and accept the application for insurance within 60 days of the date you signed the application, the application will be deemed to be rejected by the Company and there will be no conditional insurance coverage. In that case, the Company’s liability will be limited to returning any payment(s) you have made upon return of this Receipt to the Company.

This Receipt is not valid unless all blanks are completed above and this Receipt is signed by an agent or authorized Company representative. This Receipt does not provide any conditional insurance until all of the conditions and requirements are met as outlined above.

Dated at              on                           City, State Date Agent or Authorized Company Rep

U000292 NY 6

This page intentionally left blank

DETACH AND LEAVE THIS PAGE WITH APPLICANT

NOTICE TO PERSONS APPLYING FOR INSURANCE

REGARDING INVESTIGATIVE REPORT

To Proposed Insureds: In connection with this application, an investigative consumer report may be prepared about you. Such reports are part of the process of evaluating risks for life and health insurance. Typically, this report will contain information about your character, general reputation, personal characteristics and mode of living. The information in the report may be obtained by talking with you or members of your family, business associates, financial sources, neighbors, and others you know. You may ask to be interviewed in connection with the preparation of any such report. Also, we may have the report updated if you apply for more coverage.

Upon your written request, we will let you know whether a report was prepared and we will give you the name, address, and telephone number of the agency preparing the report. By contacting that agency and providing proper identification, you may obtain a copy of the report.

U000292 NY-ICR

NOTICE OF DISCLOSURE OF INFORMATION

To Proposed Insureds: Information regarding your insurability will be treated as confidential. We or our reinsurer(s) may, however, make a brief report about it to the Medical Information Bureau, Inc. (“MIB”). MIB is a non-profit membership organization of life insurance companies which operates an information exchange on behalf of its members. If you apply to another MIB member company for life or health insurance coverage, or you submit a claim for benefits to another MIB member company, then MIB, if requested, will supply such company with the information it has on file.

Upon your request, MIB will disclose to you any information it has about you. If you question the accuracy of information in MIB’s file, you may contact MIB and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act. The address of MIB’s information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02122. MIB’s telephone number is (617) 426-3660.

U000292 NY-MIB

NOTICE OF INSURANCE INFORMATION PRACTICES

To Proposed Insureds: Personal information may be collected from persons other than the individual(s) proposed for coverage. Such information as well as other personal or privileged information subsequently collected by us or our agent may in certain circumstances be disclosed to third parties without authorization. Upon request, you have the right to access your personal information and ask for corrections. You may obtain a complete description of our Information Practices by writing to Transamerica Financial Life Insurance Company, Attn: Director of Underwriting, [P.O. Box 5068, Clearwater, Florida 33758-5068.]

U000292 NY-IIP

U000292 NY 7

This page intentionally left blank

Additional Information Supplement

SECTION 1. PROPOSED OTHER INSURED FACE AMOUNT $____________________

We will allow the OIR death benefit recipient to be a choice of: ☐ Owner ☐ Primary Insured ☐ Same beneficiary as the base policy

1. Last Name				First Name			M.I.
2. Address				Apt#	City		
State	Zip Code	3. Years at Address	4. Home Phone ( )	5. Driver License Number			State
6. Sex ☐ Male ☐ Female	7. Date of Birth MM-DD-YYYY	8. Age	9. Place of Birth – State/Country		10. Social Security Number		
11. Height ft in	12. Weight lbs	13. Marital Status	14. Relationship to Proposed Insured	15. Employer			Years
16. Occupation & Duties							
17. Employer's Address							

18. Have you used **TOBACCO** or any other product containing **NICOTINE** in the last 5 years? ☐ Yes ☐ No Date last used________

19. Rate Class Quoted: ☐ Preferred Elite ☐ Preferred Plus ☐ Preferred ☐ Non-Tobacco ☐ Preferred Tobacco ☐ Tobacco ☐ Juvenile

SECTION 2. PROPOSED OTHER INSURED FACE AMOUNT $____________________

We will allow the OIR death benefit recipient to be a choice of: ☐ Owner ☐ Primary Insured ☐ Same beneficiary as the base policy

1. Last Name				First Name			M.I.
2. Address				Apt#	City		
State	Zip Code	3. Years at Address	4. Home Phone ( )	5. Driver License Number			State
6. Sex ☐ Male ☐ Female	7. Date of Birth MM-DD-YYYY	8. Age	9. Place of Birth – State/Country		10. Social Security Number		
11. Height ft in	12. Weight lbs	13. Marital Status	14. Relationship to Proposed Insured	15. Employer			Years
16. Occupation & Duties							
17. Employer's Address							

18. Have you used **TOBACCO** or any other product containing **NICOTINE** in the last 5 years? ☐ Yes ☐ No Date last used________

19. Rate Class Quoted: ☐ Preferred Elite ☐ Preferred Plus ☐ Preferred ☐ Non-Tobacco ☐ Preferred Tobacco ☐ Tobacco ☐ Juvenile

SECTION 3. PROPOSED OTHER INSURED FACE AMOUNT $____________________

We will allow the OIR death benefit recipient to be a choice of: ☐ Owner ☐ Primary Insured ☐ Same beneficiary as the base policy

1. Last Name				First Name			M.I.
2. Address				Apt#	City		
State	Zip Code	3. Years at Address	4. Home Phone ( )	5. Driver License Number			State
6. Sex ☐ Male ☐ Female	7. Date of Birth MM-DD-YYYY	8. Age	9. Place of Birth – State/Country		10. Social Security Number		
11. Height ft in	12. Weight lbs	13. Marital Status	14. Relationship to Proposed Insured	15. Employer			Years
16. Occupation & Duties							
17. Employer's Address							

18. Have you used **TOBACCO** or any other product containing **NICOTINE** in the last 5 years? ☐ Yes ☐ No Date last used________

19. Rate Class Quoted: ☐ Preferred Elite ☐ Preferred Plus ☐ Preferred ☐ Non-Tobacco ☐ Preferred Tobacco ☐ Tobacco ☐ Juvenile

U000292 NY 8

SECTION 4. PROPOSED OTHER INSURED

FACE AMOUNT $____________________

We will allow the OIR death benefit recipient to be a choice of: ☐ Owner ☐ Primary Insured ☐ Same beneficiary as the base policy

1. Last Name			First Name			M.I.
2. Address			Apt#	City		
State	Zip Code	3. Years at Address	4. Home Phone ( )	5. Driver License Number		State
6. Sex ☐ Male ☐ Female	7. Date of Birth MM-DD-YYYY	8. Age	9. Place of Birth – State/Country		10. Social Security Number	
11. Height ft in	12. Weight lbs	13. Marital Status	14. Relationship to Proposed Insured	15. Employer		Years
16. Occupation & Duties						
17. Employer's Address						

18. Have you used **TOBACCO** or any other product containing **NICOTINE** in the last 5 years? ☐ Yes ☐ No Date last used________

19. Rate Class Quoted: ☐ Preferred Elite ☐ Preferred Plus ☐ Preferred ☐ Non-Tobacco ☐ Preferred Tobacco ☐ Tobacco ☐ Juvenile

SECTION 5. PROPOSED CONTINGENT OWNER

1. Last Name			First Name		M.I.
2. Address			Apt#	City	
State	Zip Code	3. Home Phone ( )	4. Social Security Number / Tax ID #		
5. Sex ☐ Male ☐ Female	6. Date of Birth/Trust Date MM-DD-YYYY	7. Relationship to the Proposed Primary Insured			

SECTION 6. DECLARATIONS

I (We) represent that all statements and answers made in this supplement are full, complete and true to the best of my (our) knowledge and belief. It is agreed that this statement shall be made part of the application, and is subject to all terms and conditions contained in the application.

Signed at ______________________________ (city) ______________ (state) on MM-DD-YYYY (date)

sec. 1 ______________________________
Signature of Proposed Other Insured (Child over 15 must sign)

sec. 3 ______________________________
Signature of Proposed Other Insured (Child over 15 must sign)

sec. 2 ______________________________
Signature of Proposed Other Insured (Child over 15 must sign)

sec. 4 ______________________________
Signature of Proposed Other Insured (Child over 15 must sign)

____
Signature of Parent or Legal Guardian for Insured(s) 15 and under

____
Signature of Applicant/Owner, if other than the Proposed Primary Insured (If business insurance, show title of officer and name of firm. If trust, show trustee's name)

____
Witness (Registered Representative)

U000292 NY 9

AGENT'S REPORT

1. a) How long have you known the Proposed Insured? ____________________

   b) Relationship to Proposed Primary Insured: ____________________

   c) Are you financially responsible for the Proposed Primary Insured? ☐ Yes ☐ No

2. Did you give the "Notice of Information Practices" to the Proposed Insured(s)? ☐ Yes ☐ No

3. Are you submitting or do you plan to submit an application on any Proposed Insured on this application to any other company? ☐ Yes ☐ No

   Company Name____________________

   Face amount $____________________

   Total face amount to be placed with all companies

   $____________________

4. Medical Examination

   Are you arranging for the Medical Requirements?

   ☐ Yes Paramedical Service used:____________________

   ☐ No Request Transamerica Financial Life order medical reqs.

5. Was money taken with the application? ☐ Yes ☐ No

   If "yes", was the Conditional Receipt completed and given to the applicant? ☐ Yes ☐ No

6. Did you ask all questions in the presence of the Proposed Insured(s)? ☐ Yes ☐ No

7. Are you aware of anything about the health, habits, hazardous sports, environment or mode of living, which may affect the insurability of any person proposed for insurance? ☐ Yes ☐ No

8. If Proposed Insured is a juvenile (ages 0 through 15):

   (a) Did you personally see child? ☐ Yes ☐ No

   (b) Does child live with parents? ☐ Yes ☐ No

   (If "No," explain)____________________

   ____

   (c) Life insurance in force on parent's life? ☐ Yes ☐ No

   If yes, list amount____________________

   (d) Life insurance applied for or in force on brothers and sisters? ☐ Yes ☐ No

   If yes, list amount(s) ____________________

   ____

   ____

9. Is Proposed Primary Insured or Owner related to any World Group Securities officer or employee? ☐ Yes ☐ No

10. Is Proposed Primary Insured or Owner a licensed Representative of any Broker/Dealer? ☐ Yes ☐ No

    If "Yes", Name and Address of Broker/Dealer

    ____

11. Type of Sale (check two)

☐ Direct	☐ Pension or Profit Sharing
☐ Personal Needs Analysis	☐ Salary Savings (EICS)
☐ Estate Planning	☐ Gift
☐ Business Insurance	☐ Salary Allotment

Purpose of Policy

☐ Personal Insurance	☐ Business Insurance
☐ Mortgage	☐ Key Employee
☐ Retirement	☐ Executive Bonus
☐ Education	☐ Deferred Compensation
☐ Estate Liquidity	☐ Split Dollar
☐ Income to Family	☐ Cash Accumulation
☐ Wealth Replacement	☐ Other ____________

☐ Buy/Sell - Is Partner applying for similar amount? ☐ Yes ☐ No

Name of Partner ____________________

12. Was this plan sold, presented or illustrated as a single employer welfare benefit plan as defined under IRC Section 419?

    ☐ Yes ☐ No

    If "Yes", have you completed and attached the required Disclosure, Acknowledgment and Release Form? ☐ Yes ☐ No

13. Did you comply with all requirements relative to obtaining Informed Consent for HIV and AIDS testing? ☐ Yes ☐ No

14. Identification Verification

    Identification was viewed during face to face sale? ☐ Yes ☐ No

    Type of Government issued photo ID____________________

    Issuer of Identification Document____________________

    Number____________________ Expiration Date ____________

15. Writing Agent Name ____________________

    Agent No. ____________________

    Agent's Telephone Number____________________

    Agent's Fax Number ____________________

    Agent's E-Mail____________________

    Percent of Agent's Split ____________________

    Split Agent Name ____________________

    Agent No.____________ Percent of Agent's Split ______

    Split Agent Name ____________________

    Agent No.____________ Percent of Agent's Split ______

I submit this application assuming full responsibility for delivery of any coverage issued and for immediate transmittal to the Company of the first premium when collected. I certify that I reviewed the photo identification of the person(s) seeking to open this policy and verified that person seeking to open this policy is the same person in the documents reviewed. I understand that misrepresentations in connection with this and other certifications in the Company's application documents may result in disciplinary action, termination, civil action or prosecution for violation of state or federal criminal laws.

Agent Signature: ______________________________ **Date:** ______________

This page intentionally left blank

CMC

ATTACH VOIDED SAMPLE

OF YOUR PERSONAL

CHECK HERE

AUTHORIZATION AGREEMENT FOR PREAUTHORIZED PAYMENTS

To: Banks which agree to honor charges in the form of checks, draft or debits ACH electronic fund transfers.

So that you may comply with your depositor’s authorization and direction as set forth below, Transamerica Financial Life Insurance Company agrees:

1. To indemnify you and hold you harmless from any loss you may suffer as a consequence of your actions resulting from or in connection with the execution and issuance of any check or draft, whether or not genuine, or payment of any preauthorized ACH electronic fund transfer debit received by you in the regular course of business for the purpose of payment to this Company, including any cost or expenses reasonably incurred in connection therewith.

2. In the event that any such check, draft or debit shall be dishonored whether with or without cause, and whether intentionally or inadvertently, to indemnify you for any loss even though dishonor results in a forfeiture of the insurance.

3. To defend at our own cost and expense any action which might be brought by any depositor or any other persons because of your actions taken pursuant to the foregoing request, or in any manner arising by reason of your participation in the foregoing plan of premium collections.

Authorized in a resolution adopted by the Executive Committee of the Board of Directors of Transamerica Financial Life Insurance Company on October 29, 1991.

Transamerica Financial Life Insurance Company

TO: Transamerica Financial Life Insurance Company

As a convenience to me, I hereby request and authorize you to obtain payment of amounts becoming due you by initiating charges in the form of check, drafts or debits via ACH electronic fund transfers on my account maintained at the

(Name of Bank) for the payment of each monthly premium under Policy No. on the life of

(Address of Bank)

LIST ANY OTHER POLICIES TO

BE PAID BY SAME CHECK, DRAFT OR DEBIT

This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice, I agree that you shall be fully protected in drawing any such check or draft or initiating such debit. I understand that if any such check, draft or debit be dishonored by my Bank and any monthly amount due to Transamerica Financial Life Insurance Company is not paid within the time stipulated in the policy, said policy shall become null and void except as otherwise provided therein.

“I elect              day (select 1 to 27) of each month to have the payment of $              taken from my account. If no date is indicated the draft date will be the policy issue date.”

AUTHORIZATION FOR PREAUTHORIZED PAYMENTS TO: Transamerica Financial Life Insurance Company P.O. BOX 5068, CLEARWATER, FL 33758-5068

As a convenience to me, I hereby request and authorize you to pay and charge to my bank checking account checks or drafts drawn by and payable to the order of Transamerica Financial Life Insurance Company or to debit my account identified above via ACH electronic fund transfers provided there are sufficient collected funds in said account to pay the same upon presentation. This authority is to remain in effect until revoked by me in writing, and until you actually receive such notice, I agree that you shall be fully protected in honoring any such check, draft or debit. I further agree that if any such check, draft or debit be dishonored, whether with or without cause and whether intentionally or inadvertently, you shall be under no liability whatsoever even though such dishonor results in the forfeiture of insurance.

1 (X)

2 (X)

Both Authorized Signatures Required on Joint Accts.

[TFLIC Freedom Elite Builder II]

Subaccount Allocations

TRANSAMERICA
FINANCIAL LIFE INSURANCE COMPANY

Home Office: [4 Manhattanville Road, Purchase, NY 10577]
Administrative Office: [P.O. Box 5068, Clearwater, FL 33758-5068]

DOLLAR COST AVERAGING (not available if Asset Rebalancing is elected)
I hereby request and authorize Transamerica Financial Life Insurance Company to transfer funds from the selected subaccounts or Fixed Account to the subaccounts indicated below *(no more than 1/10 of the amount in the Fixed Account at the beginning of the Dollar Cost Averaging can be transferred each month)*. The transfers are to be made on the _____ day of the month (except 29th, 30th, or 31st) for ____ months *(minimum 6 months)*.

ASSET REBALANCING (not available if Dollar Cost Averaging is elected)
I hereby request and authorize Transamerica Financial Life Insurance Company to automatically transfer amounts from the selected subaccounts listed below on the frequency selected to maintain a desired allocation among the various subaccounts offered.
Frequency: ❑ Quarterly ❑ Semi-Annually ❑ Annually
Based on: _____ Specify day of month______Calendar Year (rebalance will occur on the 28th day of the month)

Minimum cash value required: [**$5,000**]

Asset rebalancing is the periodic rebalancing of the cash value in the chosen subaccounts (as indicated below) of your variable life insurance policy to maintain a desired allocation among the various subaccounts offered.

Payment Allocation %	Subaccount	Self Directed Monthly Deduction %	Asset Rebalancing	Dollar Cost Averaging Transfer FROM:	Transfer TO:
%	[TFLIC AEGON Bond		%	$	$
%	TFLIC Asset Allocation - Conservative Portfolio*		%		$
%	TFLIC Asset Allocation - Growth Portfolio*		%		$
%	TFLIC Asset Allocation - Moderate Portfolio*		%		$
%	TFLIC Asset Allocation - Moderate Growth Portfolio*		%		$
%	TFLIC Capital Guardian Value		%		$
%	TFLIC Clarion Real Estate Securities		%		$
%	TFLIC Federated Growth & Income		%		$
%	Fidelity VIP Index 500 Portfolio		%		$
%	TFLIC Great Companies - America℠		%		$
%	TFLIC Great Companies - Technology℠		%		$
%	TFLIC J.P. Morgan Enhanced Index		%		$
%	TFLIC J.P. Morgan Mid Cap		%		$
%	TFLIC Marsico Growth		%		$
%	TFLIC Merrill Lynch U.S. Active Large Cap Value		%		$
%	TFLIC MFS High Yield		%		$
%	TFLIC Munder Net50		%		$
%	TFLIC PIMCO Total Return		%		$
%	TFLIC Salomon All Cap		%		$
%	TFLIC Templeton Great Companies Global		%		$
%	TFLIC T. Rowe Price Equity Income		%		$
%	TFLIC T. Rowe Price Small Cap		%		$
%	TFLIC Third Avenue Value		%		$
%	TFLIC Transamerica Balanced		%		$
%	TFLIC Transamerica Convertible Securities		%		$
%	TFLIC Transamerica Equity		%		$
%	TFLIC Transamerica Growth Opportunities		%		$
%	TFLIC Transamerica Money Market		%		$
%	TFLIC Transamerica U.S. Government Securities		%		$
%	TFLIC Transamerica Value Balanced		%		$
%	TFLIC Van Kampen Emerging Growth]		%		$
%	Fixed Account		N/A	$	$
%	Other		%		$

Note: Total percentages MUST add to a total of 100%
*** Based on Morningstar Associates Models.**
These subaccounts are available for the product listed on this application.

_______________ State _______________ Date _______________ Signature of Policyowner

SUBACCTALL NY **03/04 FEB II**